UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report:  August 26, 2005


                         RECKSON ASSOCIATES REALTY CORP.
                                       and
                       RECKSON OPERATING PARTNERSHIP, L.P.
           (Exact name of each Registrant as specified in its Charter)


   Reckson Associates Realty Corp. - Maryland          Reckson Associates Realty Corp. -
Reckson Operating Partnership, L.P. - Delaware                   11-3233650
  (State or other jurisdiction of incorporation or    Reckson Operating Partnership, L.P. -
                   organization)                                 11-3233647
                                                           (IRS Employer ID Number)
             225 Broadhollow Road                                  11747
              Melville, New York                                 (Zip Code)
 (Address of principal executive offices)

                                     1-13762
                            (Commission File Number)

                                 (631) 694-6900
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         As described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2005, Reckson Associates Realty Corp. ("Reckson") entered into (i) an underwriting agreement relating to the offering in Australia of approximately A$263 million (approximately US$202 million) of units in a newly-formed Reckson-sponsored Australian listed property trust, Reckson New York Property Trust, to be traded on the Australian Stock Exchange
(ASX) and (ii) a Contribution Agreement and a Sale Agreement pursuant to which, among other things, Reckson will transfer 25 of its properties at a purchase price of approximately US$563 million in three separate tranches, with the closing of the first tranche occurring in late September 2005, to a newly-formed joint venture in the United States in exchange for a 25% interest in the joint venture and approximately US$502 million in cash (inclusive of proceeds from mortgage debt). In connection with the foregoing, Reckson undertook to arrange for approximately US$320 million of debt, including approximately US$248 million of fixed rate debt that will encumber the properties to be transferred to the joint venture in connection with the closing of the first and third tranches.

         On August 26, 2005, certain wholly-owned subsidiaries (the "Borrowers") of Reckson Operating Partnership, L.P. ("ROP") entered into a Loan Agreement with UBS Real Estate Investments Inc. (the "Lender") for approximately US$196 million, which is secured by a pool of nine of the properties that are to be transferred to the joint venture referenced above. The Loan Agreement bears interest at a fixed rate of 5.29417% per year, requires monthly payments of interest only and matures on September 11, 2010. The Loan Agreement contains representations and affirmative and negative covenants, events of defaults and remedies typical for this type of loan. The Loan Agreement is subject to a limited, unconditional guarantee by ROP with respect to certain identified breaches under the Loan Agreement, and shall become fully recourse to ROP only upon the occurrence of certain specified events which are customary in a loan of this type and if certain capital reserve requirements are not satisfied or if certain tenants at the properties exercise their lease termination options. Upon the transfer of the properties to the joint venture, ROP will be relieved of, and the joint venture will assume, substantially all of ROP's obligations under the guarantee, subject to the joint venture meeting net worth requirements under the Loan Agreement.

         ROP also plans to enter into a separate loan agreement with the Lender to be secured by a pool of three properties to be transferred to the joint venture on terms substantially similar to the Loan Agreement with regard to the remaining approximately US$52 million of fixed rate financing required for the closing of the third tranche.

         Upon the completion of the transactions contemplated in the Underwriting Agreement, the Contribution Agreement and the Sale Agreement, ROP's interests in the Borrowers will be transferred to the joint venture. The Underwriting Agreement, Contribution Agreement and Sale

Agreement are subject to conditions typical for transactions of this nature and, as a result, there can be no assurance that the transactions will be completed.

Item 9.01.  Financial Statements and Exhibits

         (c)      Exhibits

         10.1 Loan Agreement, dated as of August 26, 2005, among UBS Real Estate Investments Inc. and RA 492 River Road LLC, RA 100 Executive Drive LLC, RA 200 Executive Drive LLC, RA 35 Pinelawn Road LLC, RA 80 Grasslands Road LLC, RA 100 Grasslands Road LLC, RA 150 Motor Parkway LLC, RA 660 White Plains Road LLC and RA 225 High Ridge LLC.

         10.2 Promissory Note, dated August 26, 2005, among UBS Real Estate Investments Inc and RA 492 River Road LLC, RA 100 Executive Drive LLC, RA 200 Executive Drive LLC, RA 35 Pinelawn Road LLC, RA 80 Grasslands Road LLC, RA 100 Grasslands Road LLC, RA 150 Motor Parkway LLC, RA 660 White Plains Road LLC and RA 225 High Ridge LLC.

         10.3 Guaranty of Recourse Obligations (Pool A), dated as of August 26, 2005, between Reckson Operating Partnership, L.P. and UBS Real Estate Investments Inc.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                RECKSON ASSOCIATES REALTY CORP.



                                By: /s/ Michael Maturo
                                    --------------------------------------
                                    Michael Maturo
                                    Executive Vice President
                                    and Chief Financial Officer


                                RECKSON OPERATING PARTNERSHIP, L.P.


                                By:  Reckson Associates Realty Corp.,
                                     its General Partner


                                By:  /s/ Michael Maturo
                                     -------------------------------------
                                     Michael Maturo
                                     Executive Vice President
                                     and Chief Financial Officer


Date:  September 1, 2005


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